U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2006

YUKON RESOURCES, INC.

(Exact name of registrant as specified in charter)

Nevada (State or jurisdiction of incorporation or organization)	333-118980 (Commission File Number)	20-0803515 (I.R.S. Employer Identification No.)

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1224 Washington Avenue Miami Beach, Florida

33139

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    (Address of principal executive offices)

  (Zip Code)

Registrant's telephone number, including area code:      (866)-985-6696

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  8.01 – OTHER EVENTS

On August 9, 2006, Yukon Resources, Inc (the “Company”) announced that it acquired sixty-nine mineral claims within the Workman Creek Uranium District of central Arizona.

Workman Creek Property Highlights

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These claims are contiguous to the north and north-west of Rodinia Minerals Inc.’s (Rodinia’s) Workman Creek Uranium Project, Gila County, Arizona.

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The significant potential for uranium mineralization within this area is well demonstrated by Rodinia’s recently completed NI43-101 compliant resource estimate on their Workman Creek uranium deposit, which contains an inferred resource of 2.35 million tons at an average grade of 0.086% U3O8, or 4.05 million pounds of U3O8.

•

The Workman Creek uranium deposit is hosted within Proterozoic sediments of the Apache Group.  The uranium mineralization occurs in northerly trending vertical structures that crosscut the Dripping Spring Quartzite Formation.

      A copy of the press release discussing this transaction is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits Furnished.

99.1        Press Release, dated August 9, 2006.

Exhibit	Description
99.1	Press Release, dated August 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 11, 2006

      By: /s/ J. A. Kirk McKinnon

J. A. Kirk McKinnon
          Chief Executive Officer

Exhibit 99.1

YUKON RESOURCES CORP.

August 9, 2006

Symbol(OTCBB):YUKR

    (FSE): YE5

Yukon Resources Acquires Claims in the Workman Creek Uranium District of Central Arizona

Toronto, Canada August 9, 2006. Mr. Kirk McKinnon, President & CEO of Yukon Resources Corp. (Yukon) is pleased to announce that Yukon has acquired sixty-nine mineral claims within the Workman Creek Uranium District of central Arizona.

Workman Creek Property Highlights

•

These claims are contiguous to the north and north-west of Rodinia Minerals Inc.’s (Rodinia’s) Workman Creek Uranium Project, Gila County, Arizona.

•

The significant potential for uranium mineralization within this area is well demonstrated by Rodinia’s recently completed NI43-101 compliant resource estimate on their Workman Creek uranium deposit, which contains an inferred resource of 2.35 million tons at an average grade of 0.086% U3O8, or 4.05 million pounds of U3O8.

•

The Workman Creek uranium deposit is hosted within Proterozoic sediments of the Apache Group.  The uranium mineralization occurs in northerly trending vertical structures that crosscut the Dripping Spring Quartzite Formation.

Uranium was discovered in the Workman Creek district in 1950. Intermittent exploration in the area until the early 1980’s outlined 46 uranium showings.  The most significant work on the Workman Creek uranium deposit was completed in the 1970’s by Wyoming Mineral Corporation, a wholly owned subsidiary of Westinghouse Corp.  The majority of this work consisted of drilling, metallurgical testing, underground test mining and a pre-feasibility study.

Yukon’s claims are contiguous to the north and north-west of the Workman Creek uranium deposit and cover the strike extension of the northerly trending, uranium mineralized structures that crosscut the Dripping Spring Quartzite Formation.

Arizona 2006 Exploration Program

Databases containing information from all past uranium exploration are currently being assembled into a GIS project.  This information will be used to evaluate all prospective geologic environments that may host uranium deposits.  Field follow-up in several areas will be completed during the fall of 2006.

Yukon Resources Key Exploration Property-The Sagar Property

Yukon Resources is currently focusing its exploration efforts on its key Sagar property located in the Labrador Trough (See Press Release dated July 13, 2006)

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The significant mineral potential for uranium-gold and copper mineralization is well demonstrated by the abundance and diversity of uranium-gold and copper showings found to date on the property.

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The most spectacular mineralization is from the Mistamisk boulder field which contains 150 boulders that range up to 474 g/t Au and 0.36% U.

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Several other uranium-gold showings have been defined on the property, the most significant being the Viking (grab samples assaying as high as 223 g/t Au and 0.1% U), the Eagle (grab samples assaying as high as 5.4 g/t Au and 1% U), and the Kish (grab samples assaying as high as 1 g/t Au and 1% U) showings.

Copper mineralization has been defined in a number of locations, the most significant being:

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The Dehli-Pacific showing which has reported 4.2% Cu over 7.6 meters within a drill hole that intersected a shear zone along a sediment-gabbro contact.

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Stratabound copper mineralization occurs over 1.5 kilometres of strike length in a host referred to as the Bacon-Ronsin Horizon. A pre 43-101 mineral resource of 18Mt @ 0.5% copper was outlined by the Hollinger North Shore and Exploration Co. in the early 1960's.  This mineralization is on strike from the Sagar property.

Other Yukon Properties-Finland

Yukon has recently acquired 20 claim reservations in two areas of Finland. Seventeen claim reservations occur within the Paleo-Proterozoic Kuusamo Schist Belt of north-eastern Finland.  Recent drilling in this area by Agricola Resources has intersected 0.33% U3O8 over 0.90 metres.  The remaining 3 claim reservations occur within the Koli geologic province of eastern Finland, which contains the past producing Paukkajanvaara unconformity style uranium deposit.

Alan Sexton (P.Geo.) is the Qualified Person for all the technical information contained in this press release.

Safe Harbour Statement: Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors effecting the Company's operations, markets, products and prices and other factors discussed in the Company's various filings with the Securities and Exchange Commission.

FOR FURTHER INFORMATION PLEASE CONTACT:

Yukon Resources Corp.

Investor Information Services

Toll Free: 1-866-985-6696

info@yukonresources.com

www.yukr.com

or

Yukon Resources Corp.

Kirk McKinnon

President and CEO

(416) 364-4986

1-800-818-5442

or

Yukon Resources Corp.

Richard Schler

Vice President and CFO

(416) 364-4986

1-800-818-5442